EXHIBIT 10(a)

REX AMERICAN RESOURCES CORPORATION
2026 INCENTIVE PLAN

1.	PURPOSE

The purpose of the REX American Resources Corporation 2026 Incentive Plan (hereinafter referred to as this “Plan”) is to (i) assist REX American Resources Corporation (the “Company”) in attracting and retaining qualified officers, key employees, directors and consultants for the successful conduct of its business, (ii) provide incentives and rewards for persons eligible for Awards which are directly linked to the financial performance of the Company in order to motivate such persons to achieve long-range performance goals, and (iii) allow persons receiving Awards to participate in the growth of the Company.

2.	DEFINITIONS

2.1 “Agreement” has the meaning set forth in Section 11.6 of this Plan.

2.2 “Award” has the meaning set forth in Section 5.1 of this Plan.

2.3 “Award Agreement” has the meaning set forth in Section 5.1 of this Plan.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Cause” as a basis for termination of employment, means “cause” (or any similar term) as defined in an applicable employment agreement with the Company, or any Subsidiary, with respect to any Employee that is a party to an employment agreement and, with respect to other Employees, means termination based on an act or omission of an Employee determined by a supervisor of the Employee or other management personnel of the Company or the Subsidiary in question to be an appropriate basis for termination.

2.6 “Change in Control” means the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act, but excluding any person described in and satisfying the conditions of Rule 13d-l(b)(1) thereunder), other than the Company, its Subsidiaries or any employee benefit plan of the Company or any of its Subsidiaries, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities;

(ii) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds (2/3) of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of an individual or entity other than the Board;

(iii) The consummation of a merger, combination, consolidation, recapitalization or other reorganization of the Company with one or more other entities that are not Subsidiaries and, as a result of the transaction, less than 50% of the outstanding voting securities of the surviving or resulting corporation shall immediately after the event be owned in the aggregate by the stockholders of the Company (directly or indirectly), determined on the basis of record ownership as of the date of determination of holders entitled to vote on the action (or in the absence of a vote, the day immediately prior to the event); or

(iv) The completion of a liquidation or dissolution of the Company.

Notwithstanding the foregoing, no Change in Control shall be deemed to have occurred if, prior to such time as a Change in Control would otherwise be deemed to have occurred, the Board determines otherwise.

2.7 “Code” means the Internal Revenue Code of 1986, as currently in effect or hereafter amended.

2.8 “Committee” means the committee appointed to administer this Plan in accordance with Section 4 of this Plan.

2.9 “Effective Date” has the meaning set forth in Section 13 of this Plan.

2.10 “Employee” means any employee of the Company or any Subsidiary (as defined in Section 424 of the Code), including officers of the Company and any Subsidiary who are employed by the Company or any Subsidiary.

2.11 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.12 “Fair Market Value” unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, means, as of any date, the closing price of the Stock on the applicable date as reported on the NYSE, or if not traded on the NYSE, as reported by any principal national securities exchange in the United States on which it is then traded (or if the Stock has not been reported on such date, on the first day prior thereto on which the Stock was reported). In the event the Stock is not traded on an established exchange, fair market value shall be determined in accordance with the safe harbor provisions of Code Regulation 1.409A-1, as amended.

2.13 “Fiscal Year” means the fiscal year then being utilized by the Company for accounting purposes.

2.14 “Incentive Stock Option” or “ISO” means any Stock Option granted to an Employee pursuant to this Plan which is designated as such by the Committee and which complies with Section 422 of the Code or any successor provision.

2.15 “NYSE” means the New York Stock Exchange.

2.16 “Non-Qualified Stock Option” means any Stock Option granted to a Participant pursuant to this Plan, which is not an ISO.

2.17 “Option Price” means the purchase price of one share of Stock upon exercise of a Stock Option.

2.18 “Participant” has the meaning specified in Section 3 of this Plan.

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2.19 “Performance Award” means an Award described in Section 9 of this Plan.

2.20 “Performance Goals” means the performance goals that a Participant must satisfy to receive payment as determined in accordance with Section 10 of this Plan.

2.21 “Restricted Stock” means any Stock issued pursuant to Section 8 of this Plan with the restriction that the holder may not sell, transfer, pledge or assign the Stock, and/or with such other restrictions as the Committee may impose (including, without limitation, any restriction on the right to vote the Stock, and the right to receive any cash dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.22 “Restricted Stock Unit” or “RSU” means a right, granted under this Plan, to receive Stock or cash or a combination thereof at the end of a specified period.

2.23 “Stock” means the shares of Common Stock of the Company, par value $.01 per share, or any security into which such Stock may be changed by reason of any transaction or event of the type referred to in Section 5.6 below.

2.24 “Stock Appreciation Right” or “SAR” means the right of a Participant to receive cash and/or Stock with a Fair Market Value equal to the appreciation of the Fair Market Value of a share of Stock during a specified period of time.

2.25 “Stock Option” or “Option” means an Award that entitles a Participant to purchase one share of Stock for each Option granted.

2.26 “Subsidiary” means any entity (other than the Company), whether U.S. or non-U.S., in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing more than 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.27 “Tax-Related Items” means any U.S. and non-U.S. federal, state and/or local taxes (including, without limitation, income tax, social insurance contributions, fringe benefit tax, employment tax, stamp tax and any employer tax liability which has been transferred to a Participant) for which a Participant is liable in connection with Awards and/or Stock.

2.28 “Total Disability” shall mean such medically determinable physical or mental impairment or disability which shall render such individual incapable of performing substantially all of his/her duties for the Company as determined by a qualified physician chosen by the Company.

3.	PARTICIPATION

The participants in this Plan shall be those persons who are selected to participate by the Committee and who are (i) Employees serving in managerial, administrative or professional positions, (ii) directors or officers of the Company, or (iii) consultants to the Company or any Subsidiary who qualify as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement (including, as may be provided in an applicable Award Agreement, the estate, devisee, heir at law or other permitted transferee of a participant in this Plan, collectively “Participants”). No individual shall have any right to be granted an Award pursuant to the Plan and neither the Company nor the Committee is obligated to treat eligible Participants, Participants or any other persons uniformly.

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4.	ADMINISTRATION

This Plan shall be administered and interpreted by the Compensation Committee of the Board or such other committee of two or more members of the Board appointed by the Board. Members of the Committee shall be “Non-Employee Directors” as that term is defined for purposes of Rule 16b-3(b)(3)(i) under the Exchange Act. The Committee (i) shall determine the number and types of Awards to be made under this Plan, (ii) shall set the Option Price, the grant price or the purchase price for each Award, (iii) may establish any applicable administrative regulations to further the purpose of this Plan, (iv) shall approve forms of Award Agreements between a Participant and the Company and (v) may correct defects and ambiguities, supply omissions, reconcile inconsistencies in the Plan or any Award Agreement and take any other action necessary or desirable to interpret, construe or implement the provisions of this Plan. The Committee’s determinations under the Plan are in its sole discretion and will be final, binding and conclusive on all persons having or claiming any interest in the Plan or any Award.

5.	AWARDS

5.1 Form of Awards. Awards under this Plan may be in any of the following forms (or a combination thereof): (i) Stock Options, (ii) Stock Appreciation Rights, (iii) grants of Stock, including Restricted Stock and RSUs, or (iv) Performance Awards, provided, however, that ISOs may be granted only to Employees (collectively, “Awards”). The Committee may require that any or all Awards under this Plan be made pursuant to an agreement between the Participant and the Company (an “Award Agreement”).

5.2 Maximum Amount of Stock Available. Subject to Section 5.3 below, the total number of shares of Stock granted, or covered by Options granted, under this Plan during the term of this Plan shall not exceed 1,500,000 (the “Overall Share Limit”). All of such shares of Stock in the Overall Share Limit may be subject to grants of ISOs. Shares of Stock issued or delivered pursuant to an Award may be authorized but unissued Stock, treasury Stock, including Stock purchased in the open market, or a combination of the foregoing. The Overall Share Limit shall be subject to adjustment as provided in Section 5.6 below.

5.3 Share Recycling. If all or any part of an Award expires, lapses or is terminated, exchanged for or settled in cash, surrendered, repurchased, canceled without having been fully exercised or forfeited, or not issuing any Stock covered by the Award, the unused Stock covered by the Award will, as applicable, become or again be available for Awards under the Plan. The payment of dividend equivalents in cash in conjunction with any outstanding Awards shall not count against the Overall Share Limit. Notwithstanding the foregoing, the following Stock issued or delivered under this Plan shall not again be available for future grants of Awards: (i) Stock tendered by a Participant or withheld by the Company in payment of the Option Price of an Option; (ii) Stock tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; (iii) Stock that is repurchased by the Company with Option proceeds; and (iv) Stock subject to SARs that is not issued in connection with the settlement of the SAR on exercise thereof. Notwithstanding the provisions of this Section 5.3, no Stock may again be optioned, granted or awarded pursuant to an Incentive Stock Option if such action would cause such Option to fail to qualify as an incentive stock option under Section 422 of the Code.

5.4 Minimum Vesting Provisions. Notwithstanding any other provision of the Plan to the contrary, Awards shall not become vested or exercisable any earlier than the first anniversary of the date of grant of the Award (excluding, for this purpose, any (a) substitute Awards granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its Subsidiaries, (b) Awards that are settled in cash, (c) Stock delivered in lieu of fully vested cash obligations, and (d) Awards to Directors that vest in full no later than the earlier of the first anniversary of the date of grant or the next annual meeting of stockholders (provided

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that such vesting period is not less than 50 weeks after the date of grant)); provided, however, that (i) the Committee may grant Awards without regard to the foregoing minimum vesting requirement with respect to a maximum of five percent (5%) of the Overall Share Limit (subject to adjustment as provided in Section 5.6 below); and (ii) the foregoing minimum vesting requirement does not limit the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, disability, other termination of employment or a Change in Control, by the terms of the Award Agreement or otherwise.

5.5 No Repricing. Unless such action is approved by the Company’s stockholders in accordance with applicable law, and other than adjustments to the Option Price or SAR grant price pursuant to Section 5.6 below, (i) no outstanding Options or SARs granted under this Plan may be amended to provide an Option Price or grant price that is lower than the then-current Option Price or grant price of such outstanding Options or SARs, (ii) the Committee may not cancel any outstanding Options or SARs and grant in substitution therefor new Awards under this Plan covering the same or a different number of shares of Stock having an Option Price or grant price lower than the then-current Option Price or grant price of the cancelled Options or SARs, and (iii) the Committee may not authorize the repurchase of outstanding Options or SARs which have an Option Price or grant price that is higher than the then-current Fair Market Value of a share of Stock.

5.6 Adjustment in the Event of Recapitalization, etc. In the event of any change in the outstanding Stock by reason of any stock split, stock dividend, extraordinary cash dividend, recapitalization, merger, consolidation, split-up, spin-off, combination or exchange of shares or other similar corporate change, special distribution to the stockholders or any other event which, in the judgment of the Committee, necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, the Committee shall make such equitable adjustments as it deems appropriate in (i) the number and type of securities subject to each outstanding Award or with respect to which Awards may be granted under the Plan (including, but not limited to, adjustments of the Overall Share Limit), (ii) the grant price, purchase price or Option Price with respect to any Award, and (iii) the Performance Goals with respect to an Award. Any such adjustment shall be made without the consent of any Participant and shall be conclusive and binding for all purposes of this Plan.

5.7 Change in Control. Subject to Code Section 409A and Section 15 of this Plan, unless otherwise provided in an Award Agreement, in the event of a Change in Control of the Company, all outstanding Awards will become immediately exercisable or vested, without regard to any limitation imposed pursuant to this Plan or the applicable Award Agreement, provided that any Awards with respect to which the number of shares of Stock earned depends upon performance shall vest based on the greater of: (i) an assumed achievement of all relevant Performance Goals at their “target” level, or (ii) the actual level of achievement of all relevant Performance Goals against target measured through the date immediately prior to the Change in Control (or as close to such date as administratively practicable). In connection with a Change in Control, the Committee may, in its sole discretion and without the consent of Award holders, provide that any outstanding and vested Award (or a portion thereof), including those that vest by reason of the immediately preceding sentence, shall, upon the occurrence of such Change in Control, be cancelled in exchange for a payment in cash or other property (in the same form and proportion as the transaction consideration is payable to stockholders generally) in an amount equal to the excess, if any, of the Fair Market Value of the Stock subject to the Award, over any Option Price or grant price per share related to the Award, which amount may be zero if the Fair Market Value of a share of Stock does not exceed the Option Price or grant price per share of the applicable Awards.

5.8 Dissolution or Liquidation. Upon the dissolution or liquidation of the Company, this Plan shall terminate, and all Awards outstanding hereunder shall terminate. In the event of any termination of this Plan under this Section 5.8, each individual holding an Award shall have the right, immediately prior

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to the occurrence of such termination and during such reasonable period as the Committee shall determine and designate, to exercise such Award in whole or in part, whether or not such Award was otherwise exercisable at the time such termination occurs and without regard to any vesting or other limitation on exercise imposed pursuant to this Plan.

6.	STOCK OPTIONS

6.1 Grant of Award. The Company may award Options to purchase Stock, including Restricted Stock (hereinafter referred to as “Stock Option Awards”) to such Participants as the Committee authorizes and under such terms as the Committee establishes. The Committee shall determine with respect to each Stock Option Award, and designate in the grant, whether a Participant is to receive an ISO or a Non-Qualified Stock Option.

6.2 Option Price. The Option Price per share subject to a Stock Option Award shall be specified in the grant, but in no event shall be less than the Fair Market Value per share on the date of grant. Notwithstanding the foregoing, if the Participant to whom an ISO is granted owns, at the time of the grant, more than ten percent (10%) of the combined voting power of the Company, the Option Price per share subject to such grant shall not be less than one hundred ten percent (110%) of the Fair Market Value.

6.3 Terms of Option. A Stock Option that is an ISO shall not be transferable by the Participant other than as permitted under Section 422 of the Code or any successor provision and this Plan, and, during the Participant’s lifetime, shall be exercisable only by the Participant. Non-Qualified Stock Options are subject to such restrictions on transferability and exercise as set forth in this Plan and as may be provided for by the Committee in the terms of the grant. A Stock Option shall be of no more than ten (10) years’ duration, except that an ISO granted to a Participant who, at the time of the grant, owns Stock representing more than ten percent (10%) of the combined voting power of the Company shall by its terms be of no more than five (5) years’ duration. A Stock Option shall vest in a Participant to whom it is granted and be exercisable only after the earliest of (i) such period of time as the Committee shall determine and specify in the grant, (ii) the Participant’s death, or (iii) a Change in Control.

6.4 Exercise of Option. Subject to the following exceptions, and except as provided in an applicable Award Agreement, a Stock Option awarded to a Participant who is an employee is only exercisable by that Participant while the Participant is in active employment with the Company or a Subsidiary or within (i) 90 days after termination of such employment for Cause, (ii) a one-year period after a Participant’s death, provided the Option is exercised by the estate of the Participant or by any person who acquired such Option by bequest or inheritance, (iii) a one-year period commencing on the date of the Participant’s termination of employment other than due to death, Total Disability, or by the Company or a Subsidiary for Cause, or (iv) a one-year period commencing on the Participant’s termination of employment on account of Total Disability. A Stock Option may not be exercised pursuant to this paragraph after the expiration date of the Stock Option. Notwithstanding the foregoing, any ISO is only exercisable by the Participant (i) while the Participant is in active employment with the Company or a Subsidiary or within three months after termination of such employment, (ii) within a one-year period after a Participant’s death, provided the ISO is exercised by the estate of the Participant or by any person who acquired such ISO by bequest or inheritance, or (iii) within a one-year period commencing on the Participant’s termination of employment on account of Total Disability. The foregoing sentence is intended to comply with Section 422 under the Code. To the extent those requirements change, this Section 6.4 shall be deemed to be amended to reflect such change.

An Option may be exercised with respect to part or all of the Stock subject to the Option by giving written notice to the Company of the exercise of the Option. The Option Price for the Stock for which an Option is exercised shall be paid on the date of exercise in cash (by certified, bank cashier’s or personal check), in

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whole shares of Stock owned by the Participant prior to exercising the Option, in a combination of cash and such shares or on such other terms and conditions as the Committee may approve.

6.5 Limitation Applicable to Incentive Stock Options. The aggregate Fair Market Value (determined at the time such ISO is granted) of the Stock for which any individual may have an ISO which first became vested and exercisable in any calendar year (under all plans of the Company under which Stock Options are available for grant) shall not exceed $100,000. Options granted to such individual in excess of the $100,000 limitation, and any Options issued subsequently which first become vested and exercisable in the same calendar year, shall be treated as Non-Qualified Stock Options. In the event the individual holds two or more Option Awards that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Option Awards were granted.

6.6 Notification of Company Upon Disqualifying Disposition of Incentive Stock Options. In the event a Participant sells or otherwise transfers Stock acquired through the exercise of an Incentive Stock Option prior to the expiration of the required holding period under Code Section 422, the Participant shall provide prompt notice of such sale or transfer to the Company.

7.	STOCK APPRECIATION RIGHTS

Subject to the terms and conditions of this Plan, the Committee may grant Stock Appreciation Rights (SARs), in such amounts and on such terms and conditions as the Committee shall determine, including, but not limited to, those listed below, except that a SAR shall vest in a Participant to whom it is granted and be exercisable only after the earliest of (i) such period of time as the Committee shall determine and specify in the grant, (ii) the Participant’s death, or (iii) a Change in Control:

(i) whether the SAR is granted independently of an Option or relates to an Option or other Award, provided that if a SAR is granted in relation to an Option, then, unless otherwise determined by the Committee, the SAR shall be exercisable or shall mature at the same time or times, on the same conditions and to the extent and in the proportion that the related Option is exercisable and may be exercised or mature for all or part of the shares subject to the related Option. In such case, upon exercise of any number of SARs, the number of shares subject to the related Option shall be reduced accordingly and the Option may not be exercised with respect to that number of shares. The exercise of any number of Options that relate to a SAR shall likewise result in an equivalent reduction in the number of shares covered by the related SAR;

(ii) the grant date, which may not be any day prior to the date that the Committee approves the grant;

(iii) the number of shares to which the SAR relates;

(iv) the grant price, provided that the grant price shall not be less than the Fair Market Value of the Stock subject to the SAR on the date of grant;

(v) the terms and conditions of exercise or maturity;

(vi) the term, provided that a SAR must terminate no later than ten years after the date of grant;

(vii) the exercise period following a Participant’s termination of employment; and

(viii) whether the SAR will be settled in cash, Stock or a combination thereof.

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8.	GRANTS OF STOCK AND RESTRICTED STOCK UNITS

8.1 General. The Committee may grant, either alone or in addition to other Awards granted under this Plan, Stock (including Restricted Stock) and Restricted Stock Units to such Participants as the Committee authorizes and under such terms (including the payment of a purchase price) as the Committee establishes. Any Participant who receives Stock under this Plan who determines to make an election under Section 83(b) of the Code must notify the Company in writing promptly after such election is made.

8.2 Restricted Stock Terms. Awards of Restricted Stock shall be subject to such terms and conditions as are established by the Committee. Such terms and conditions may include, but are not limited to, the requirement of continued service with the Company or a Subsidiary, the manner in which the Restricted Stock is held, the extent to which the holder of the Restricted Stock has rights of a stockholder and the circumstances under which the Restricted Stock shall be forfeited. During any restricted period applicable to Restricted Stock: (i) the shares of Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated; (ii) unless otherwise provided in the related Award Agreement, the Participant shall be entitled to exercise full voting rights associated with such Restricted Stock; and (iii) the Participant shall be entitled to all dividends and other distributions paid with respect to such Restricted Stock during the restricted period; provided, however, that that any dividends with respect to unvested shares of Restricted Stock shall be accumulated (or, if determined by the Committee, deemed reinvested in additional shares of Restricted Stock), until such Award is earned and vested, and shall be subject to the same terms and conditions as the original Award (including the applicable time-based or performance-based vesting conditions). Upon the termination of employment of a Participant who is an Employee during the period any restrictions are in effect, all Restricted Stock (and any accumulated dividends) shall be forfeited without compensation to the Participant unless otherwise provided in the Award of the Restricted Stock or pursuant to the terms of such Employee’s employment agreement, if any.

8.3 Restricted Stock Units. RSUs shall be subject to such restrictions on transferability, risk of forfeiture and other rights and restrictions, if any, as the Committee may impose as reflected in the applicable Award Agreement, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance conditions and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine. The Committee may provide that settlement of Restricted Stock Units will occur upon or as soon as reasonably practicable after the Restricted Stock Units vest or will instead be deferred, on a mandatory basis or at the Participant’s election, subject to compliance with applicable law. Restricted Stock Units may be settled in whole shares of Stock, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

9.	PERFORMANCE AWARDS

The Committee may grant, either alone or in addition to other Awards granted under this Plan, Awards based on the attainment, over a specified period, of individual Performance Goals as the Committee authorizes and under such terms as the Committee establishes. Performance Awards shall entitle the Participant to receive an Award if the measures of performance established by the Committee are met. The Committee shall determine the times at which Performance Awards are to be made and all conditions of such Awards. Performance Awards may be settled in whole shares of Stock, cash or a combination thereof, as specified by the Committee in the related Award Agreement. Unless otherwise provided in the Award, a Participant who is an Employee must be an Employee at the end of the performance period in order to receive the Performance Award.

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10.	PERFORMANCE GOALS

“Performance Goals” means the specified performance goals which have been established by the Committee in connection with an Award. Performance Goals may be based on one or more of the following criteria, as determined by the Committee:

(i) the attainment of certain target levels of, or a specified increase in, the Company’s and/or a Subsidiary’s or other operational unit’s enterprise value or value creation targets;

(ii) the attainment of certain target levels of, or a percentage increase in, the Company’s and/or a Subsidiary’s or other operational unit’s after-tax or pre-tax profits, including, without limitation, that attributable to the Company’s and/or a Subsidiary’s or other operational unit’s continuing and/or other operations;

(iii) the attainment of certain target levels of, or a specified increase relating to, the Company’s and/or a Subsidiary’s or other operational unit’s operational cash flow or working capital, or a component thereof;

(iv) the attainment of certain target levels of, or a specified decrease relating to, the Company’s and/or a Subsidiary’s or other operational unit’s operational costs, or a component thereof;

(v) the attainment of a certain level of reduction of, or other specified objectives with regard to limiting the level of increase in all or a portion of bank debt or other of the Company’s and/or a Subsidiary’s or other operational unit’s long-term or short-term public or private debt or other similar financial obligations of the Company and/or Subsidiary or other operational unit, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee;

(vi) the attainment of a specified percentage increase in earnings per share or earnings per share from the Company’s and/or a Subsidiary’s or other operational unit’s continuing operations;

(vii) the attainment of certain target levels of, or a specified percentage increase in, the Company’s and/or a Subsidiary’s or other operational unit’s sales, net sales, operating income, revenues, net revenues, net income or net earnings or earnings before income tax or other exclusions;

(viii) the attainment of certain target levels of, or a specified increase in, the Company’s and/or a Subsidiary’s or other operational unit’s return on capital employed or return on invested capital;

(ix) the attainment of certain target levels of, or a percentage increase in, the Company’s and/or a Subsidiary’s or other operational unit’s after-tax or pre-tax return on stockholder equity;

(x) the attainment of certain target levels in the Fair Market Value of the Stock;

(xi) the growth in the value of an investment in the Stock assuming the reinvestment of dividends;

(xii) the attainment of certain target levels of, or a specified increase in, EBITDA (earnings before interest, taxes, depreciation and amortization); and

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(xiii) successful mergers, acquisitions of other companies or assets and any cost savings or synergies associated therewith; successful dispositions of Subsidiaries or operational units of the Company or any of its Subsidiaries.

In addition to the above criteria, the Performance Goals may be based upon the attainment by the Company and/or a Subsidiary or other operational unit thereof of specified levels of performance under one or more of the foregoing measures relative to the performance of other business entities. The Committee may, in connection with the grant of the Award (i) designate additional business criteria upon which the Performance Goals may be based, (ii) modify, amend or adjust the business criteria described above, or (iii) incorporate in the Performance Goals provisions regarding changes in accounting methods, corporate transactions (including, without limitation, dispositions or acquisitions) and similar events or circumstances. Performance Goals may include, as determined by the Committee, a threshold level of performance below which no Award will be earned, levels of performance at which an Award will become partially earned and a level at which an Award will be fully earned. The Committee may in its sole discretion, and without the consent of any Participant, adjust the Performance Goals or performance criteria (or the related levels of achievement of the performance goals or performance criteria) applicable to an Award to equitably account for any events or developments affecting achievement of the performance goals or performance criteria that were not anticipated at the date of grant.

11.	GENERAL PROVISIONS

11.1 Assignment. Except as the Committee may determine or provide in an Award Agreement or otherwise for Awards other than Incentive Stock Options, Awards (other than vested shares of Restricted Stock) may not be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, except by will or the laws of descent and distribution, or, subject to the Committee’s consent, pursuant to a domestic relations order, and, during the life of the Participant, Options and Stock Appreciation Rights will be exercisable only by the Participant. References in this Plan to a Participant, to the extent relevant in the context, will include references to a transferee approved by the Committee.

11.2 Unfunded, Unsecured Plan. Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right or title to any assets, funds or property of the Company or any Subsidiary, including without limitation, any specific funds, assets or other property which the Company or any Subsidiary may set aside in anticipation of any liability under the Plan. A Participant shall have only a contractual right to an Award or the amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

11.3 No Employment Rights. Participation in this Plan shall not affect the right of the Company or any Subsidiary to discharge a Participant, nor constitute an agreement of employment between a Participant and the Company or any Subsidiary.

11.4 Governing Law. This Plan shall be interpreted in accordance with, and the enforcement of this Plan shall be governed by, the laws of the State of Delaware, subject to any applicable federal or state securities laws and federal income tax laws (as specified herein).

11.5 Headings. The headings preceding the text of the sections of this Plan have been inserted solely for convenience of reference and do not affect the meaning or interpretation of this Plan.

11.6 Employment Agreement. In the event a Participant is covered by an employment, change in control or other similar agreement (each, an “Agreement”) and there is a conflict between the terms of the Agreement and the terms of this Plan, then the terms of the Agreement shall control.

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11.7 Dividend Equivalents. Any dividends or dividend equivalents credited with respect to any Award, which may be either in cash or in additional shares of Stock, as determined by the Committee in its sole discretion and set forth in the related Award Agreement, will be subject to the same time and/or performance-based vesting conditions applicable to such Award and shall, if vested, be delivered or paid at the same time as such Award. Notwithstanding the foregoing, no dividends or dividend equivalents shall be granted with respect to Stock underlying a Stock Option or Stock Appreciation Right.

11.8 Clawback Provisions. All Awards (including the gross amount of any proceeds, gains or other economic benefit the Participant actually or constructively receives upon receipt or exercise of any Award or the receipt or resale of any Stock underlying the Award) will be subject to recoupment by the Company to the extent provided in the REX American Resources Corporation Compensation Recovery Policy, or its successor, whether or not such policy was in place at the time of grant of an Award.

11.9 Acceptance of Plan. By accepting any benefit under the Plan, each Participant and each person claiming under or through any such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Committee, the Board or the Company, in any case in accordance with the terms and conditions of the Plan.

11.10 Successors. All obligations of the Company under the Plan and with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or other event, or a sale or disposition of all or substantially all of the business and/or assets of the Company and references to the “Company” herein and in any Award Agreements shall be deemed to refer to such successors.

11.11 Relationship to Other Benefits. No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary, except as expressly provided in writing in such other plan or an agreement thereunder.

12.	AMENDMENT, SUSPENSION OR TERMINATION

12.1 General Rule. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that (a) no alteration or amendment that requires stockholder approval in order for the Plan to comply with any rule promulgated by the Securities and Exchange Commission or any securities exchange on which the Stock is listed or any other applicable laws shall be effective unless such amendment shall be approved by the requisite vote of stockholders of the Company entitled to vote thereon within the time period required under such applicable listing standard or rule; and (b) no termination, amendment, suspension, or modification of the Plan (other than an increase to the Overall Share Limit or a change deemed necessary or advisable to comply with applicable law or applicable exchange listing requirements) shall adversely affect any outstanding Award without the written consent of the Participant holding such Award.

12.2 Compliance With Rule 16b-3. With respect to any person subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with the requirements of Rule 16b-3 under the Exchange Act, as applicable during the term of this Plan. To the extent that any provision of this Plan or action of the Committee or its delegates fails to so comply, it shall be deemed null and void.

12.3 Adjustment to Outstanding Awards. The Committee may in its sole discretion at any time (a) provide that all or a portion of a Participant’s Stock Options, Stock Appreciation Rights and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable; (b) provide

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that all or a part of the time-based vesting restrictions on all or a portion of the outstanding Awards shall lapse, and/or that any Performance Goals or other performance-based criteria with respect to any Awards shall be deemed to be wholly or partially satisfied; or (c) waive any other limitation or requirement under any such Award, in each case, as of such date as the Committee may, in its sole discretion, declare.

13.	EFFECTIVE DATE AND DURATION OF PLAN

This Plan shall be effective on the date this Plan is approved by the Company’s stockholders (the “Effective Date”) in accordance with applicable law. No Award shall be granted under this Plan after the day prior to the tenth anniversary of the Effective Date.

14.	TAX WITHHOLDING

Each Participant must pay the Company or a Subsidiary, as applicable, or make provision satisfactory to the Committee for payment of, any Tax-Related Items required by applicable law to be withheld in connection with such Participant’s Awards by the date of the event creating the liability for Tax-Related Items. At the Company’s discretion and subject to any Company insider trading policy (including black-out periods), any withholding obligation for Tax-Related Items may be satisfied by (i) deducting an amount sufficient to satisfy such withholding obligation from any payment of any kind otherwise due to a Participant; (ii) accepting a payment from the Participant in cash, by wire transfer of immediately available funds, or by check made payable to the order of the Company or a Subsidiary, as applicable; (iii) accepting the delivery of Stock, including Stock delivered by attestation; (iv) retaining Stock from the Award creating the withholding obligation for Tax-Related Items, valued on the date of delivery, (v) if there is a public market for shares of Stock at the time the withholding obligation for Tax-Related Items is satisfied, selling shares of Stock issued pursuant to the Award creating the withholding obligation for Tax-Related Items, either voluntarily by the Participant or mandatorily by the Company; (vi) any other lawful consideration permitted by the Committee; or (vii) any combination of the foregoing payment forms. The amount withheld pursuant to any of the foregoing payment forms shall be determined by the Company and may be up to, but no greater than, the aggregate amount of such obligations based on the maximum statutory withholding rates in the applicable Participant’s jurisdiction for all Tax-Related Items that are applicable to such taxable income. If any tax withholding obligation will be satisfied under clause (v) above, each Participant’s acceptance of an Award under the Plan will constitute the Participant’s authorization to the Company and instruction and authorization to any brokerage firm selected by the Company to effect the sale to complete the transactions described in clause (v).

15.	SECTION 409A OF THE CODE

In the event any Award under this Plan is subject to the provisions of Code Section 409A, this Plan and any such Award shall be administered and interpreted in a manner consistent with provisions of Section 409A of the Code and any rules or regulations issued pursuant thereto.

This Plan is intended not to provide for deferral of compensation for purposes of Section 409A, by means of complying with Section 1.409A-1(b)(4) and/or Section 1.409A-1(b)(5) of the final Treasury regulations issued under Section 409A. The provisions of this Plan shall be interpreted in a manner that satisfies the requirements of Section 1.409A-1(b)(4) and/or Section 1.409A-1(b)(5) of the final Treasury regulations issued under Section 409A and this Plan shall be operated accordingly. If any provision of this Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict.

In the event that following the application of the immediately preceding paragraph, any Award is subject to Section 409A, the provisions of Section 409A of the Code and the regulations issued thereunder are

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incorporated herein by reference to the extent necessary for any Award that is subject to Section 409A to not incur tax due to noncompliance with Section 409A. In such event, the provisions of this Plan shall be interpreted in a manner that satisfies the requirements of Section 409A and the related regulations, and this Plan shall be operated accordingly. If any provision of this Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict. Furthermore, with respect to RSUs and Performance Awards, to the extent necessary not to incur tax due to non-compliance with Section 409A, Change in Control will not be deemed to occur unless such Change in Control constitutes a “change in control event” (as such term is defined in Code Section 409A and the regulations issued thereunder).

Notwithstanding any other provision of this Plan, in the event a Participant is treated as a “specified employee” under Section 409A and any payment under this Plan is treated as a nonqualified deferred compensation payment under Section 409A, then payment of such amounts shall be delayed for six months and a day following the effective date of the Participant’s termination of employment, at which time a lump sum payment shall be made to the Participant consisting of the sum of the delayed payments This provision shall not apply in the event of a specified employee’s termination of employment on account of death and, in the event of a specified employee’s death during the aforementioned six-month and a day period, any such delayed nonqualified deferred compensation shall be paid within 30 days after such specified employee’s death.

Notwithstanding any other provisions of this Plan, the Company does not guarantee to any Participant or any other person that any Award intended to be exempt from Section 409A shall be so exempt, nor that any Award intended to comply with Section 409A shall so comply, nor will the Company indemnify, defend or hold harmless any individual with respect to the tax consequences of any such failure.

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